 Exhibit 99.1

TCP CAPITAL CORP. ANNOUNCES FIRST QUARTER 2013 FINANCIAL RESULTS;

RAISES QUARTERLY DIVIDEND TO $0.36 PER SHARE;

NET INVESTMENT INCOME OF $0.49 PER SHARE;

AND EARNINGS OF $0.60 PER SHARE

SANTA MONICA, Calif., May 8, 2013 – TCP Capital Corp. (“we,” “us,” “our,” “TCPC” or the “Company”), a business development company (“BDC”) (NASDAQ: TCPC), today announced its financial results for the first quarter ended March 31, 2013 and filed its Form 10-Q with the U.S. Securities and Exchange Commission.

FINANCIAL HIGHLIGHTS

  Net investment income for the quarter ended March 31, 2013 was $10.4 million or $0.49 per share, after preferred dividends, net of $0.15 per share in incentive compensation, compared to net investment income of $12.7 million, or $0.59 per share, net of $0.05 per share in excise taxes but without incentive compensation, for the quarter ended December 31, 2012.

  Net increase in net assets resulting from operations for the quarter ended March 31, 2013 was $12.8 million, or $0.60 per share, as compared to $6.9 million, or $0.32 per share for the quarter ended December 31, 2012. Net asset value was approximately $320.2 million or $14.91 per share on March 31, 2013, as compared to approximately $316.0 million or $14.71 per share on December 31, 2012. Estimated net asset value per share as of April 30, 2013 was $15.14.

  Total acquisitions during the quarter ended March 31, 2013 were $40.3 million, as compared to $113.0 million for the quarter December 31, 2012. Total acquisitions net of total dispositions during the quarter ended March 31, 2013 were $(10.7) million, as compared to $30.9 million for the quarter ended December 31, 2012.

  On May 8, 2013, our board of directors declared an increased second quarter dividend of $0.36 per share payable on June 28, 2013 to shareholders of record as of June 7, 2013.

“We are pleased with our first quarter results,” said TCP Capital Corp.’s Chairman and CEO, Howard Levkowitz. “Our strong net investment income of $0.49 per share clearly demonstrates the earnings power of our portfolio and allowed us to once again increase our regular quarterly dividend to a rate of $0.36 per share.

“We continue to see a robust pipeline of deal flow across a variety of industries. In the first five weeks of the second quarter, we have made $62.5 million in new investments. We believe our diversified portfolio is well positioned to deliver strong risk adjusted returns for the remainder of 2013 and we will continue to take a highly selective approach to making investments.”

PORTFOLIO AND INVESTMENT ACTIVITY

As of March 31, 2013, our investment portfolio consisted of debt and equity positions in 54 portfolio companies with a total fair value of approximately $510.0 million. Debt positions represented approximately 93% of the portfolio fair value, 96% of which were senior secured debt. Equity positions represented approximately 7% of our investment portfolio.

As of March 31, 2013, the weighted average annual effective yield of our debt portfolio was approximately 11.1%.(1) As of March 31, 2013, approximately 69% of our debt portfolio at fair value had floating interest rates, over 96% of which had interest rate floors, and approximately 31% of our debt portfolio had fixed interest rates. As of March 31, 2013, we had no investments on non-accrual status.

During the three months ended March 31, 2013, we invested approximately $40.3 million in one new and four existing portfolio companies. The investments were comprised of $32.9 million in senior secured floating rate loans and, $7.4 million in senior secured notes. Additionally, we received proceeds from sales and repayments of investment principal of approximately $51.0 million. We expect to continue to invest in senior secured loans, bonds and subordinated debt, as well as select equity investments, to obtain a high level of current income and create the potential for appreciation, with an emphasis on principal protection.

(1) Weighted average annual effective yield includes amortization of deferred debt origination fees and accretion of original issue discount, but excludes market discount, any prepayment and make-whole fee income, and any debt investments on non-accrual status.

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As of March 31, 2013, total assets were $530.0 million, net assets applicable to common shareholders was $320.2 million and net asset value per share was $14.91, as compared to $549.2 million, $316.0 million, and $14.71 per share, respectively on December 31, 2012. Estimated net asset value per share as of April 30, 2013 was $15.14.

CONSOLIDATED RESULTS OF OPERATIONS

Total investment income for the three months ended March 31, 2013 was approximately $16.9 million, or $0.79 per share, including $0.14 of prepayment income, $0.01 per share from original issue discount accretion, and $0.01 per share from income paid in kind. Total investment income was net of $0.6 million of depreciation expense from aircraft we own and lease (through portfolio trusts), or $0.03 per share. This reflects our policy of recording interest income, adjusted for amortization of premium and accretion of discount, on an accrual basis. Origination, structuring, closing, commitment, and similar upfront fees received in connection with the outlay of capital are generally amortized or accreted into interest income over the life of the respective debt investment.

Total operating expenses for the three months ended March 31, 2013 were approximately $2.9 million, or $0.13 per share. Dividends accrued on the preferred leverage facility were approximately $0.4 million, or $0.02 per share. We also incurred incentive compensation of $2.7 million, or $0.13 per share, and a reserve for incentive compensation of an additional $0.5 million, or $0.02 per share. Excluding incentive compensation, annualized first quarter expenses, including all costs of leverage (both interest expense and preferred dividends), were 4.1% of average net assets.

Net investment income for the three months ended March 31, 2013 was approximately $14.0 million, or $0.65 per share, before preferred dividends and incentive compensation. Net investment income after preferred dividends and incentive compensation was $10.4 million, or $0.49 per share.

Net realized gains for the three months ended March 31, 2013 were $0.5 million, or $0.02 per share. During the three months ended March 31, 2013, we recognized $1.8 million, or $0.09 per share, in net unrealized appreciation from mark to market adjustments throughout our portfolio.

Net increase in net assets applicable to common shareholders resulting from operations was $12.8 million, or $0.60 per share, as compared to $6.9 million, or $0.32 per share for the quarter ended December 31, 2012.

LIQUIDITY AND CAPITAL RESOURCES

As of March 31, 2013, available liquidity was approximately $57.0 million, comprised of approximately $11.0 million in cash and cash equivalents (net of approximately $0.2 million in net outstanding investment commitments), and $46 million in available capacity under the credit facility.

Total leverage outstanding at March 31, 2013 was $204.0 million, comprised of $70.0 million on our revolving credit facility and $134.0 million on our preferred equity facility. Borrowings on our revolving credit facility bear interest at a rate of LIBOR plus 0.44%, and amounts drawn on our preferred equity facility bear interest at a rate of LIBOR plus 0.85%. The weighted average interest rate on amounts outstanding on the total leverage facility as of March 31, 2013 was 0.91%.

Leverage Program ($250 million):	Rate	Maturity
$116mm Senior Secured Credit Facility	LIBOR + 0.44%	July 2014
$134mm Preferred Equity Facility	LIBOR + 0.85%	July 2016

RECENT DEVELOPMENTS

On May 1, 2013, the stockholders of the Company voted to add an additional director, Rajneesh Vig, to the Board of Directors effective as of May 1, 2013.

On May 8, 2013, the Company’s board of directors declared a second quarter cash dividend of $0.36 per share payable on June 28, 2013 to stockholders of record as of the close of business on June 7, 2013.

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CONFERENCE CALL AND WEBCAST

TCP Capital Corp. will host a conference call on Thursday, May 9, 2013 at 1:00 p.m. Eastern Time (10:00 a.m. Pacific Time) to discuss its first quarter results. All interested parties are invited to participate in the conference call by dialing (877) 322-9844; international callers should dial (631) 291-4534. Participants should enter the Conference ID 34766747 when prompted. For a slide presentation that we intend to refer to on the earnings conference call, please visit the Investor Relations section of our website (www.tcpcapital.com) and click on the First Quarter 2013 Investor Presentation under Events and Presentations. The conference call will be webcast simultaneously in the investor relations section of its website at http://investors.tcpcapital.com/. An archived replay of the call will be available approximately two hours after the live call, through May 16, 2013. For the replay, please visit http://investors.tcpcapital.com/events.cfm or dial (855) 859-2056. For international replay, please dial (404) 537-3406. For all replays, please reference program ID number 34766747.

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TCP Capital Corp.

Consolidated Statements of Assets and Liabilities

	March 31, 2013	December 31, 2012
	(unaudited)
Assets
Investments, at fair value:
Unaffiliated issuers (cost of $514,388,646 and $508,302,758, respectively)	$449,148,562	$440,772,190
Controlled companies (cost of $44,370,322 and $44,964,189 respectively)	21,612,031	22,489,208
Other affiliates (cost of $40,912,250 and $55,803,421, respectively)	39,234,352	54,421,689
Total investments (cost of $599,671,218 and $609,070,368, respectively)	509,994,945	517,683,087

Cash and cash equivalents	11,177,328	18,035,189
Accrued interest income:
Unaffiliated issuers	6,585,365	4,039,149
Controlled companies	50,689	53,524
Other affiliates	486,707	482,634
Receivable for investments sold	-	7,727,415
Deferred debt issuance costs	587,454	696,018
Unrealized appreciation on swaps	349,347	179,364
Prepaid expenses and other assets	779,018	345,722
Total assets	$530,010,853	$549,242,102

Liabilities
Credit facility payable	70,000,000	74,000,000
Incentive allocation payable	2,723,742	-
Payable for investments purchased	157,292	21,814,819
Interest payable	151,170	119,233
Payable to the Investment Manager	105,549	109,200
Accrued expenses and other liabilities	1,698,354	2,685,015
Total liabilities	74,836,107	98,728,267

Preferred equity facility
Series A preferred limited partner interests in Special Value Continuation Partners, LP;
$20,000/interest liquidation preference; 6,700 interests authorized, issued and outstanding	134,000,000	134,000,000
Accumulated dividends on Series A preferred equity facility	510,274	526,285
Total preferred limited partner interests	134,510,274	134,526,285

General Partner interest in Special Value Continuation Partners, LP	471,078	-

Net assets applicable to common shareholders	$320,193,394	$315,987,550

Composition of net assets applicable to common shareholders
Common stock, $0.001 par value; 200,000,000 shares authorized, 21,478,732 and
21,477,628 shares issued and outstanding as of March 31, 2013 and December 31, 2012, respectively	21,479	21,478
Paid-in capital in excess of par	444,251,674	444,234,060
Accumulated net investment income	24,359,019	22,526,179
Accumulated net realized losses	(58,506,203)	(59,023,861)
Accumulated net unrealized depreciation	(89,932,575)	(91,770,306)
Net assets applicable to common shareholders	$320,193,394	$315,987,550

Net assets per share	$14.91	$14.71

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TCP Capital Corp.

Consolidated Statements of Operations (Unaudited)

	Three Months Ended March 31,
	2013	2012 (1)
Investment income
Interest income:
Unaffiliated issuers	$15,240,367	$8,152,548
Controlled companies	330,317	-
Other affiliates	893,512	1,682,714
Dividend income:
Other affiliates	-	1,811,189
Other income:
Unaffiliated issuers	157,533	-
Controlled companies	142,911	-
Other affiliates	101,103	167,874
Total investment income	16,865,743	11,814,325

Operating expenses
Management and advisory fees	1,964,738	1,696,797
Professional fees relating to the Conversion	-	411,523
Administrative expenses	167,808	-
Amortization of deferred debt issuance costs	108,564	109,771
Legal fees, professional fees and due diligence expenses	139,052	90,785
Interest expense	136,407	46,519
Commitment fees	22,589	62,208
Director fees	71,809	53,500
Insurance expense	36,273	28,891
Custody fees	29,419	23,034
Other operating expenses	192,971	53,195
Total operating expenses	2,869,630	2,576,223

Net investment income before taxes	13,996,113	9,238,102
Excise tax expense	-	502,978
Net investment income	13,996,113	8,735,124

Net realized and unrealized gain (loss) on investments and foreign currency
Net realized gain (loss):
Investments in unaffiliated issuers	517,658	(5,981,289)
Investments in non-controlled affiliates	-	718,845
Net realized gain (loss)	517,658	(5,262,444)

Net change in net unrealized appreciation/depreciation	1,837,731	374,743
Net realized and unrealized gain (loss)	2,355,389	(4,887,701)

Dividends paid on Series A preferred equity facility	(393,413)	(371,492)
Net change in accumulated dividends on Series A
preferred equity facility	16,011	(43,307)
Distributions of incentive allocation to the General Partner	(2,723,742)	-
Net change in reserve for General Partner incentive allocation	(471,078)	-

Net increase in net assets applicable to common
shareholders resulting from operations	$12,779,280	$3,432,624

Basic and diluted earnings per common share	$0.60	N/A
Basic and diluted weighted average common shares
outstanding	21,477,628	N/A

(1) The Consolidated Statement of Operations for the three months ended March 31, 2012 reflects a portfolio prior to the Conversion which had different objectives.

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ABOUT TCP CAPITAL CORP.

TCP Capital Corp.'s investment objective is to seek to achieve high total returns through current income and capital appreciation, with an emphasis on principal protection. TCP Capital Corp. seeks to achieve its investment objective primarily through investments in debt securities of middle-market companies. TCP Capital Corp. is a publicly-traded [NASDAQ: TCPC] business development company (BDC) regulated under the Investment Company Act of 1940 and is externally managed by its advisor, Tennenbaum Capital Partners, LLC, a leading alternative investment manager. For more, visit www.tcpcapital.com.

FORWARD-LOOKING STATEMENTS

Prospective investors considering an investment in TCP Capital Corp. should consider the investment objectives, risks and expenses of the company carefully before investing. This information and other information about the company are available in the company's filings with the Securities and Exchange Commission ("SEC"). Copies are available on the SEC's website at www.sec.gov and the company's website at www.tcpcapital.com. Prospective investors should read these materials carefully before investing.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, changes in general economic conditions or changes in the conditions of the industries in which the company makes investments, risks associated with the availability and terms of financing, changes in interest rates, availability of transactions, and regulatory changes. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in the "Risks" section of the company's initial public offering prospectus dated April 3, 2012 and the company's subsequent periodic filings with the SEC. Copies are available on the SEC's website at www.sec.gov and the company's website at www.tcpcapital.com. Forward-looking statements are made as of the date of this press release, and are subject to change without notice. The company has no duty and does not undertake any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

CONTACT

TCP Capital Corp.
Jessica Ekeberg

310-566-1042

investor.relations@tcpcapital.com

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